SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 30, 1996


                                  NEMDACO, INC.
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        (Exact name of small business issuer as specified in its charter)

COLORADO                       0-19064                               84-1027731
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(State of incorporation) (Commission File No.)                   (I.R.S. ID No)

           1801 Avenue of the Stars, 6th Floor, Los Angeles, CA 90067
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                    (Address of principal executive offices)


(Issuer's telephone number)                                      (310) 553-7755
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

(a) Changes to Company's Operations and Business Interests.

     (1)  Nemdaco Global One Media, Inc.
     On August 14,1996 the Company and Nemdaco Global One Media, Inc. [NGOM] was served formal notice by Global One Media that it found Company and NGOM in breach of the Asset Purchase Agreement entered into between the parties dated February 24, 1996. The Board of Directors of Company and NGOM, following consultation with its legal council, did approve a Settlement Deal Memo Agreement entered by and between Company and NMDO and Global One Media and its principals, and executed August 27,1996, which did null and void the Asset Purchase Agreement. As a result Company and NGOM have ceased all business interests and activities within the Sport and Entertainment collectibles and memorabilia industry.

     (2)  The National Hat Club, Inc.
     The Company signed a letter of intent in May , 1996 to acquire the assets and on-going business operations of The National Hat Club, Inc., an Arizona corporation engaged in the retail sales of licensed sport merchandise. The acquisition was abandoned due to problems encountered during the due-diligence process.

     (3)  Nemdaco Attache Communications, Inc.
     In May, 1996 the Company acquired from Attache Communications the remaining 20% equity in Nemdaco Attache Communications, Inc. as part of an employment and consultant separation agreement reached with the founding principals Messrs. Lock and Graubard. The Company further concluded that it did not have adequate management and financial resources to effectively develop the products. In June 1996, Coubert Dennis Limited, a shareholder of Nemdaco, Inc., agreed to independently undertake continuing development of the product and its potential distribution, until such time as Company is able to provide direct management and necessary financing for the products ongoing development and marketing. At this time the Company has not received any conclusive and verified information regarding the product's development status and therefore, the Company is unable, at this time, to make any projections regarding the potential of the product to successfully complete its development or create a viable market. The Company intends to reexamine their opportunity if the product/s and distribution opportunities are further developed.

     (4)  ThermaFreeze.
     In November 1995, 100,000 shares of common stock was transferred by Coubert Dennis Ltd., on behalf of the Company, to acquire marketing rights for TermaFreeze, Inc. products for Asia. ThermaFreeze manufactures a proprietary packaging system for shipment of products requiring a "refrigerated" environment. The planned licensing agreement together with other discussions regarding a possible acquisition of ThermaFreeze, Inc. have been abandoned due to problems encountered during the due-diligence process.

     (5)  Port-O2-Gen
     In July, 1996 the Company determined it did not have adequate management and financial resources to develop the product/s of the Port-O2-Gen technologies. Coubert Dennis Limited, a shareholder of Nemdaco, inc, has agreed to undertake further development of the products and its potential distribution until such time as Company is able to provide direct management and necessary financing for the products ongoing development and marketing. At this time the Company has not received any conclusive and verified information regarding the product's development status and therefore, the Company is unable, at this time, to make any projections regarding the potential of the product to successfully complete its development or create a viable market. The Company intends to reexamine their opportunity if the product/s and distribution opportunities are further developed.

(b)  New Acquisitions
In August 1996, the Company entered into an agreement to acquire, all the assets and the ongoing business of WestGroup Management Resources, Inc. an Arizona corporation, into a 70% Company owned subsidiary Nemdaco WestGroup Management Resources, Inc., a Nevada corporation to be formed. WestGroup Management
Resources, Inc. is an ongoing business engaged in the manufacture and distribution of proprietary management and data warehouse systems, and is currently generating revenues from ongoing contracts with its developed client base. The Company is obligated under the agreement to provide $5,000,000 of funding to Nemdaco WestGroup Management, Inc., on or before December 31, 1996. The Company anticipates meeting its funding obligations through a combination of Company debt/equity financing, currently being planned and discussed between the Company management and Investment Bankers.

(c)  Management & Manpower Resources.
The Company advises that effective April 30,1996 Coubert Dennis, Ltd., a shareholder of the Company, and it's agent Mr. Stanley Schulman, by mutual agreement, have terminated an agreement wherein the parties did act, at no charge to the Company, as Investor Relations Consultants to Company. Coubert Dennis, Ltd., has a continuing agreement to act as an Investment Banking consultant to the Company, effective through March 1997.

(d)  Discussions of Future Operations.
The Company will attempt to concentrate its efforts in the area of business now related to WestGroup Management Resources, Inc., and intends to pursue this until financing is achieved, or until the contract to acquire expires. The Company has no confirmed capital or debt resources to finance any operations as of this date.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

As of August 30, 1996, the Company has incurred additional losses of $181,000 since year end April 30, 1996, relating to on-going operating expenses.

(a) Payroll and other current liabilities consist of federal and state payroll taxes payable for the first and second calendar quarters of 1996 in the amount of $36,000, wages due to prior officers accrued as of April 30, 1996, but not paid, and wages due officers and other employees for the period July 16, 1996 to August 30, 1996, which have not been paid due to lack of funds. Payroll taxes payable to the Internal Revenue Service for the first quarter of 1996 is secured by a tax lien in an amount of $13,000.

(b) The Company holds a Note Receivable upon which $409,000 is due, from Coubert Dennis, Ltd., an Irish corporation and shareholder of Company. The Company has made demand for payment from the shareholder. Since there is no assurance that these funds will be collected, the note receivable has been deducted from shareholders equity, consistent with the treatment in the audited financial statements for the year ended April 30, 1996.

(c) The board of directors of the Company have approved the sale of authorized but unissued shares of the Company stock up to 1,400,000 shares. The management of the Company plans to utilize the proceeds from the Note Receivable and any and all stock sale of its authorized and unissued stock, to meet its outstanding financial obligations and continuing Corporate overheads, which run approximately $20,000 per month.




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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   NEMDACO, INC.
                                                   (Registrant)



Dated: September 5, 1996                           By:/s/ Gary Larkin
                                                      ---------------
                                                      Gary Larkin, President